Exhibit 99.1

First Advantage Reports Fourth Quarter and Full Year 2024 Results

Completed Acquisition of Sterling; Issues Full Year 2025 Guidance

Full Year 2024 Highlights1

•
Revenues of $860.2 million
•
Net Loss of $(110.3) million, a net loss margin of (12.8)%, includes $130.5 million of expenses incurred related to the acquisition of Sterling Check Corp. (“Sterling”)
•
Adjusted Net Income of $123.7 million
•
Adjusted EBITDA of $249.3 million; Adjusted EBITDA Margin of 29.0%
•
GAAP Diluted Net Loss Per Share of $(0.74), includes $0.66 per share of expenses incurred related to the Sterling acquisition
•
Adjusted Diluted Earnings Per Share of $0.82
•
Cash Flows from Operations of $28.2 million; Adjusted Operating Cash Flows of $164.5 million, after adjusting for $136.3 million of cash costs directly associated with the Sterling acquisition
•
Closed the Sterling acquisition on October 31, 2024, which was first announced on February 29, 2024

Fourth Quarter 2024 Highlights1

•
Revenues of $307.1 million
•
Net Loss of $(100.4) million, a net loss margin of (32.7)%, includes $97.1 million of expenses incurred related to the acquisition of Sterling
•
Adjusted Net Income of $30.2 million
•
Adjusted EBITDA of $82.9 million; Adjusted EBITDA Margin of 27.0%
•
GAAP Diluted Net Loss Per Share of $(0.62), includes $0.43 per share of expenses incurred related to the Sterling acquisition
•
Adjusted Diluted Earnings Per Share of $0.18
•
Cash Flows from Operations of $(85.7) million; Adjusted Operating Cash Flows of $39.4 million, after adjusting for $125.1 million of cash costs directly associated with the Sterling acquisition

Full Year 2025 Guidance

•
Introducing full year 2025 guidance ranges, including the expected benefits of synergies, for Revenues of $1.5 billion to $1.6 billion, Adjusted EBITDA of $410 million to $450 million, Adjusted Net Income of $152 million to $182 million, and Adjusted Diluted Earnings Per Share of $0.86 to $1.032

ATLANTA, February 27, 2025 – First Advantage Corporation (NASDAQ: FA), a leading global provider of employment background screening, identity, and verification solutions, today announced financial results for the fourth quarter and full year ended December 31, 2024.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$307.1	$202.6	$860.2	$763.8
(Loss) income from operations	$(80.7)	$29.4	$(62.4)	$81.5
Net (loss) income	$(100.4)	$14.8	$(110.3)	$37.3
Net (loss) income margin	(32.7)%	7.3%	(12.8)%	4.9%
Diluted net (loss) income per share	$(0.62)	$0.10	$(0.74)	$0.26
Adjusted EBITDA[1]	$82.9	$68.2	$249.3	$237.6
Adjusted EBITDA Margin[1]	27.0%	33.7%	29.0%	31.1%
Adjusted Net Income[1]	$30.2	$42.6	$123.7	$145.8
Adjusted Diluted Earnings Per Share[1]	$0.18	$0.29	$0.82	$1.00

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Adjusted Operating Cash Flow are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measures.

“2024 was a milestone year for First Advantage as we advanced our strategy with the transformational acquisition of Sterling,” said Scott Staples, Chief Executive Officer. “We are progressing well on our integration efforts, actioning and realizing our synergy targets, and accelerating our strategic execution, all while enabling a seamless experience for customers. We have already actioned $20 million in run rate cost synergies, and we are pleased to announce that we have updated our run rate synergy target range from $50 million to $70 million previously to $60 million to $70 million. Alongside our efforts on the transaction, we have been refining our updated strategy that prioritizes growth and innovation of our business through new technologies, AI, and product initiatives.”

“For the full year and fourth quarter of 2024, we delivered solid results amid an uncertain macroeconomic environment. Considering the pre-acquisition results from Sterling, the combined company generated approximately $1.51 billion of revenues and nearly $397 million of Adjusted EBITDA in 2024. The combination of upsell, cross-sell, and new logo growth rates for the year for both First Advantage and Sterling performed in line with the respective historical revenue growth algorithms, and our team continued to demonstrate outstanding execution with important new logo and upsell bookings,” Staples concluded.

Full Year 2025 Guidance

“We are introducing our full year 2025 guidance, which includes our increased scale with the acquisition of Sterling and the expected benefits of synergies,” commented Steven Marks, Chief Financial Officer. “Our full year 2025 guidance ranges reflect the realization of synergies already actioned or expected to be actioned in 2025, our prudent posture towards growth in 2025 due in part to our expectation that base will remain a headwind through the middle of the year as we fully lap prior year base declines, and our latest view of the macroeconomic environment and labor market. In the year ahead, we plan to maintain our product and customer focus while continuing the integration process, maintaining customer continuity, actioning synergies, and reducing net leverage.”

The following table summarizes our full year 2025 guidance.

As of February 27, 2025
Revenues	$1.5 billion – $1.6 billion
Adjusted EBITDA[2]	$410 million – $450 million
Adjusted Net Income[2]	$152 million – $182 million
Adjusted Diluted Earnings Per Share[2]	$0.86 – $1.03

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net (loss) income and Adjusted Diluted Earnings Per Share to GAAP diluted net (loss) income per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Actual results may differ materially from First Advantage’s full-year 2025 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its fourth quarter and full year 2024 results today, February 27, 2025, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-445-7795 (domestic) or 785-424-1699 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage fourth quarter and full year 2024 earnings call or provide the conference code FA4Q24. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/4818015/A54E8C5466B3E71E29525C125548AFA6.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "target," “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

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negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, and uncertainty in financial markets;
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our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence;
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inability to identify and successfully implement our growth strategies on a timely basis or at all;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
our reliance on third-party data providers;
•
due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
•
our international business exposes us to a number of risks;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations;
•
the failure to realize the expected benefits of our acquisition of Sterling Check Corp.; and
•
control by our Sponsor, "Silver Lake" (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) and its interests may conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is expected to be filed after this press release, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Diluted Earnings Per Share,” “Constant Currency Revenues,” “Constant Currency Adjusted EBITDA,” and “Adjusted Operating Cash Flow.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Constant Currency Revenues, and Constant Currency Adjusted EBITDA are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by (used in) operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net (loss) income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net (loss) income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted. We define Constant Currency Revenues as current period revenues translated using prior-year period exchange rates. We define Constant Currency Adjusted EBITDA as current period Adjusted EBITDA translated using prior-year period exchange rates.

Additionally, we use Adjusted Operating Cash Flow to review the liquidity of our operations. We define Adjusted Operating Cash Flow as cash flows from operating activities less cash costs directly associated with the Sterling acquisition. We believe Adjusted Operating Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Adjusted Operating Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading global provider of employment background screening, identity, and verification solutions. Enabled by its proprietary technology, First Advantage delivers innovative services and insights that help customers mitigate risk and hire the best talent: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its 80,000 customers. For more information about how to hire smarter and onboard faster with First Advantage, visit the Company’s website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(888) 314-9761

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except share and per share amounts)	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$168,688	$213,774
Restricted cash	795	138
Accounts receivable (net of allowance for doubtful accounts of $3,832 and $1,036 at December 31, 2024 and 2023, respectively)	266,800	142,690
Prepaid expenses and other current assets	31,041	13,426
Income tax receivable	8,669	3,710
Total current assets	475,993	373,738
Property and equipment, net	307,539	79,441
Goodwill	2,124,528	820,654
Intangible assets, net	987,948	344,014
Deferred tax asset, net	5,682	2,786
Other assets	21,203	10,021
TOTAL ASSETS	$3,922,893	$1,630,654
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$120,872	$47,024
Accrued compensation	52,805	16,379
Accrued liabilities	44,700	16,162
Current portion of long-term debt	21,850	—
Current portion of operating lease liability	4,245	3,354
Income tax payable	1,942	264
Deferred revenues	4,274	1,856
Total current liabilities	250,688	85,039
Long-term debt (net of deferred financing costs of $41,861 and $6,268 at December 31, 2024 and 2023, respectively)	2,121,289	558,456
Deferred tax liability, net	222,738	71,274
Operating lease liability, less current portion	9,149	5,931
Other liabilities	11,990	3,221
Total liabilities	2,615,854	723,921
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 173,171,145 and 145,074,802 shares issued and outstanding as of December 31, 2024 and 2023, respectively	173	145
Additional paid-in-capital	1,504,007	977,290
Accumulated deficit	(159,808)	(49,545)
Accumulated other comprehensive loss	(37,333)	(21,157)
Total equity	1,307,039	906,733
TOTAL LIABILITIES AND EQUITY	$3,922,893	$1,630,654

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited)

	Interim Periods		Annual Periods
(in thousands, except share and per share amounts)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
REVENUES	$307,124	$202,562	$860,205	$763,761

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	168,492	101,309	448,911	386,777
Product and technology expense	24,765	10,889	63,817	49,263
Selling, general, and administrative expense	138,590	27,851	263,942	116,732
Depreciation and amortization	55,951	33,132	145,919	129,473
Total operating expenses	387,798	173,181	922,589	682,245
(LOSS) INCOME FROM OPERATIONS	(80,674)	29,381	(62,384)	81,516

OTHER EXPENSE, NET:
Interest expense, net	23,734	12,915	51,848	33,040
Loss on extinguishment of debt	383	—	383	—
Total other expense, net	24,117	12,915	52,231	33,040
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(104,791)	16,466	(114,615)	48,476
(Benefit) provision for income taxes	(4,425)	1,653	(4,342)	11,183
NET (LOSS) INCOME	$(100,366)	$14,813	$(110,273)	$37,293

Foreign currency translation (loss) income	(18,636)	1,697	(16,176)	1,174
COMPREHENSIVE (LOSS) INCOME	$(119,002)	$16,510	$(126,449)	$38,467

NET (LOSS) INCOME	$(100,366)	$14,813	$(110,273)	$37,293
Basic net (loss) income per share	$(0.62)	$0.10	$(0.74)	$0.26
Diluted net (loss) income per share	$(0.62)	$0.10	$(0.74)	$0.26
Weighted average number of shares outstanding - basic	162,774,306	143,167,422	148,582,226	144,083,808
Weighted average number of shares outstanding - diluted	162,774,306	144,969,753	148,582,226	146,226,096

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	December 31,
(in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(110,273)	$37,293
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	145,919	129,473
Loss on extinguishment of debt	383	—
Amortization of deferred financing costs	2,619	1,807
Bad debt expense (recovery)	158	(56)
Deferred taxes	(31,418)	(19,497)
Share-based compensation	31,762	15,265
Loss on foreign currency exchange rates	—	8
(Gain) loss on disposal of fixed assets and impairment of ROU assets	(275)	1,608
Change in fair value of interest rate swaps	(10,511)	116
Changes in operating assets and liabilities:
Accounts receivable	20,775	2,339
Prepaid expenses and other assets	(1,908)	13,440
Accounts payable	(25,450)	(8,503)
Accrued compensation and accrued liabilities	7,176	(9,301)
Deferred revenues	762	788
Operating lease liabilities	(883)	(1,378)
Other liabilities	(961)	347
Income taxes receivable and payable, net	321	(929)
Net cash provided by operating activities	28,196	162,820
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(1,619,812)	(41,122)
Purchases of property and equipment	(1,720)	(2,085)
Capitalized software development costs	(30,545)	(25,614)
Other investing activities	89	1,974
Net cash used in investing activities	(1,651,988)	(66,847)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from First Lien Credit Facility	1,679,093	—
Repayments of First Lien Credit Facility	(59,200)	—
Payments of debt issuance costs	(38,212)	—
Proceeds from issuance of common stock under share-based compensation plans	14,653	4,565
Net settlement of share-based compensation plan awards	(14,305)	(350)
Payments on deferred purchase agreements	(703)	(938)
Cash dividends paid	(255)	(217,739)
Share repurchases	—	(58,990)
Payments on finance lease obligations	(6)	(104)
Net cash provided by (used in) financing activities	1,581,065	(273,556)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(1,702)	(301)
(Decrease) increase in cash, cash equivalents, and restricted cash	(44,429)	(177,884)
Cash, cash equivalents, and restricted cash at beginning of period	213,912	391,796
Cash, cash equivalents, and restricted cash at end of period	$169,483	$213,912

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$23,388	$31,623
Cash paid for interest	$65,767	$45,697
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$539	$118
Non-cash property and equipment additions	$540	$—
Excise taxes on share repurchases incurred but not paid	$—	$490
Dividends declared but not paid	$—	$614

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended December 31, 2024
(in thousands)	First Advantage Americas	First Advantage International	Sterling	Eliminations	Total revenues
Revenues, as reported (GAAP)	$172,349	$24,020	$113,068	$(2,313)	$307,124
Foreign currency translation impact (a)	126	(415)	—	22	(267)
Constant currency revenues	$172,475	$23,605	$113,068	$(2,291)	$306,857

	Year Ended December 31, 2024
(in thousands)	First Advantage Americas	First Advantage International	Sterling	Eliminations	Total revenues
Revenues, as reported (GAAP)	$658,758	$96,854	$113,068	$(8,475)	$860,205
Foreign currency translation impact (a)	165	(663)	—	64	(434)
Constant currency revenues	$658,923	$96,191	$113,068	$(8,411)	$859,771
(a)
Constant currency revenues is calculated by translating current period amounts using prior-year period exchange rates.

	Interim Periods		Annual Periods
(in thousands)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Net (loss) income	$(100,366)	$14,813	$(110,273)	$37,293
Interest expense, net	23,734	12,915	51,848	33,040
(Benefit) provision for income taxes	(4,425)	1,653	(4,342)	11,183
Depreciation and amortization	55,951	33,132	145,919	129,473
Loss on extinguishment of debt	383	—	383	—
Share-based compensation(a)	12,459	4,816	31,762	15,265
Transaction and acquisition-related charges(b)	93,151	532	128,234	4,364
Integration, restructuring, and other charges(c)	2,050	373	5,771	6,938
Adjusted EBITDA	$82,937	$68,234	$249,302	$237,556
Revenues	307,124	202,562	860,205	763,761
Net (loss) income margin	(32.7)%	7.3%	(12.8)%	4.9%
Adjusted EBITDA Margin	27.0%	33.7%	29.0%	31.1%
Adjusted EBITDA	82,937		249,302
Foreign currency translation impact(d)	(11)		59
Constant currency Adjusted EBITDA	$82,926		$249,361
(a)
Share-based compensation for the three months ended December 31, 2024 and 2023, includes approximately $3.5 million and $2.6 million, respectively, of incrementally recognized expense associated with the May 2023 vesting modification. Share-based compensation for the years ended December 31, 2024 and 2023, include approximately $13.1 million and $6.6 million, respectively, of incrementally recognized expense associated with the May 2023 vesting modification. Share-based compensation for the three months and year ended December 31, 2024 also includes approximately $2.1 million and $4.2 million, respectively, of incrementally recognized expense associated with the retirements of the Company's former Chief Financial Officer and former President, Americas.
(b)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended December 31, 2024 include approximately $92.3 million of expense associated with the acquisition of Sterling, primarily consisting of $41.2 million of compensation expense attributable to converted Sterling equity awards, of which $38.9 million related to accelerated vesting for employees terminated after the acquisition, $16.5 million in debt refinancing costs, $12.4 million of legal, regulatory, integration, and diligence professional service fees, $10.7 million in post-combination restructuring expenses, $9.5 million in success-based banking fees, and $2.0 million of other one-time transaction charges. Transaction and acquisition related charges for the year ended December 31, 2024 include approximately $125.7 million of expense associated with the acquisition of Sterling, primarily consisting of $41.2 million of compensation expense attributable to converted Sterling equity awards, of which $38.9 million related to accelerated vesting for employees terminated after the acquisition, $45.8 million of legal, regulatory, integration, and diligence professional service fees, $16.5 million in debt refinancing costs, $10.7 million in post-combination restructuring expenses, $9.5 million in success-based banking fees, and $2.0 million of other one-time transaction charges. Also includes incremental professional service fees incurred related to the initial public offering.
(c)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items.
(d)
Constant currency Adjusted EBITDA is calculated by translating current period amounts using prior-year period exchange rates.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Interim Periods		Annual Periods
(in thousands)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Net (loss) income	$(100,366)	$14,813	$(110,273)	$37,293
(Benefit) provision for income taxes	(4,425)	1,653	(4,342)	11,183
(Loss) income before provision for income taxes	(104,791)	16,466	(114,615)	48,476
Debt-related costs(a)	(6,232)	5,812	549	12,845
Acquisition-related depreciation and amortization(b)	45,079	26,044	112,966	102,659
Share-based compensation(c)	12,459	4,816	31,762	15,265
Transaction and acquisition-related charges(d)	93,151	532	128,234	4,364
Integration, restructuring, and other charges(e)	2,050	373	5,771	6,938
Adjusted Net Income before income tax effect	41,716	54,043	164,667	190,547
Less: Adjusted income taxes(f)	11,531	11,480	40,953	44,759
Adjusted Net Income	$30,185	$42,563	$123,714	$145,788

	Interim Periods		Annual Periods
	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Diluted net (loss) income per share (GAAP)	$(0.62)	$0.10	$(0.74)	$0.26
Adjusted Net Income adjustments per share
(Benefit) provision for income taxes	(0.03)	0.01	(0.03)	0.08
Debt-related costs(a)	(0.04)	0.04	0.00	0.09
Acquisition-related depreciation and amortization(b)	0.27	0.18	0.75	0.70
Share-based compensation(c)	0.08	0.03	0.21	0.10
Transaction and acquisition-related charges(d)	0.56	0.00	0.85	0.03
Integration, restructuring, and other charges(e)	0.02	0.00	0.05	0.05
Adjusted income taxes(f)	(0.07)	(0.08)	(0.27)	(0.31)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.18	$0.29	$0.82	$1.00

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP)	162,774,306	144,969,753	148,582,226	146,226,096
Options and restricted stock not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	3,178,548	—	2,606,405	—
Adjusted weighted average number of shares outstanding—diluted (Non-GAAP)	165,952,854	144,969,753	151,188,631	146,226,096
(a)
Represents the non-cash interest expense related to the amortization of debt issuance costs for the 2021 February and 2024 October refinancing of the Company’s First Lien Credit Facility. This adjustment also includes the impact of the change in fair value of interest rate swaps, which represents the difference between the fair value gains or losses and actual cash payments and receipts on the interest rate swaps.
(b)
Represents the depreciation and amortization expense related to incremental intangible and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Share-based compensation for the three months ended December 31, 2024 and 2023, includes approximately $3.5 million and $2.6 million, respectively, of incrementally recognized expense associated with the May 2023 vesting modification. Share-based compensation for the years ended December 31, 2024 and 2023, include approximately $13.1 million and $6.6 million, respectively, of incrementally recognized expense associated with the May 2023 vesting modification. Share-based compensation for the three months and year ended December 31, 2024 also includes approximately $2.1 million and $4.2 million, respectively, of incrementally recognized expense associated with the retirements of the Company's former Chief Financial Officer and former President, Americas.

(d)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended December 31, 2024 include approximately $92.3 million of expense associated with the acquisition of Sterling, primarily consisting of $41.2 million of compensation expense attributable to converted Sterling equity awards, of which $38.9 million related to accelerated vesting for employees terminated after the acquisition, $16.5 million in debt refinancing costs, $12.4 million of legal, regulatory, integration, and diligence professional service fees, $10.7 million in post-combination restructuring expenses, $9.5 million in success-based banking fees, and $2.0 million of other one-time transaction charges. Transaction and acquisition related charges for the year ended December 31, 2024 include approximately $125.7 million of expense associated with the acquisition of Sterling, primarily consisting of $41.2 million of compensation expense attributable to converted Sterling equity awards, of which $38.9 million related to accelerated vesting for employees terminated after the acquisition, $45.8 million of legal, regulatory, integration, and diligence professional service fees, $16.5 million in debt refinancing costs, $10.7 million in post-combination restructuring expenses, $9.5 million in success-based banking fees, and $2.0 million of other one-time transaction charges. Also includes incremental professional service fees incurred related to the initial public offering.
(e)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items.
(f)
Effective tax rates of approximately 27.6% and 21.2% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended December 31, 2024 and 2023, respectively. Effective tax rates of approximately 24.9% and 23.5%, have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024, we had net operating loss carryforwards of approximately $15.3 million for federal income tax purposes available to reduce future income subject to income taxes. As a result, the amount of actual cash taxes we may pay for federal income taxes differs significantly from the effective income tax rate computed in accordance with GAAP and from the normalized rate shown above.

	Interim Periods		Annual Periods
(in thousands)	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Cash flows from operating activities, as reported (GAAP)	$(85,666)	$56,740	$28,196	$162,820
Cost paid related to the Sterling acquisition	125,107	—	136,311	—
Adjusted Operating Cash Flow	$39,441	$56,740	$164,507	$162,820